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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Janex International, Inc. 2000 Combination Stock Option Plan of our report dated April 7, 1999 with respect to the consolidated financial statements of Janex International, Inc. (a Colorado corporation) included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Phoenix, Arizona
March 20, 2000